SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.    20549

                                -----------------


                                     FORM 8-K


                                  CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) of the
                         SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported):              May 27, 1997






                                   ALAMCO, INC.
                (Exact Name of Registrant as Specified in Charter)




       Delaware                         1-8490                     55-0615701
 (State or Other Jurisdiction        (Commission                 (IRS Employer
       of Incorporation)             File Number)               Identification
                                                                        No.)



       200 West Main Street, Clarksburg, West Virginia                 26301
       (Address of Principal Executive Offices)                     (Zip Code)



 Registrant's telephone number, including area code:            (304) 623-6671




                                                                  Page 1 of 5
                                               Exhibit Index begins on page 4

Item 5.  Other Events

      On May 27, 1997, Alamco, Inc. ("Alamco") announced that it had entered into a definitive Agreement and Plan of Merger (the "Agreement") with Columbia Natural Resources, Inc., a wholly owned subsidiary of The Columbia Gas System, Inc. Under the Agreement, the stockholders of the Company will receive $15.75 per share of Common Stock on a fully diluted basis (approximately 5.2 million shares). The total purchase price is approximately $101 million, including the assumption of outstanding bank debt.

      The merger is subject to obtaining the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock, as well as other customary closing conditions. A special meeting of Alamco stockholders is currently scheduled for August 7, 1997.

      A copy of Alamco's press release dated May 27, 1997, is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.


Item 7.  Exhibits

      (c) Exhibits
            99.1        Press Release dated May 27, 1997, issued by Alamco, Inc.


Exhibit                                 Prior Filing or Subsequential
  No.          Description                    Page No. Herein
-------        -----------                     --------------

99.1            Press Release dated                Filed herewith
                May 27, 1997 issued
                by Alamco, Inc.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ALAMCO, INC.
                                       (Registrant)


                                       By:  /s/ John L. Schwager
                                           -----------------------------------
Date:  May 30, 1997                         John L. Schwager
                                            President, Chief Executive Officer
                                            and Principal Financial Officer